                                                                    Exhibit 2.16

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement"), dated as of March 31, 1999 (the "Effective Date"), is by and among CenterPoint Advisors, Inc., a Delaware corporation ("CenterPoint"), and the individuals listed on the signature pages hereof (each, a "Member" and collectively, the "Members").

                                    PREAMBLE

     A. Concurrently herewith, CenterPoint, Berry, Dunn, McNeil & Parker, Chartered (the "Company"), Berry Dunn Mergersub Inc., a Delaware corporation and a direct wholly-owned subsidiary of CenterPoint ("Mergersub"), BDM&P Holdings, L.L.C., a Maine limited liability company ("Seller"), and certain members of Seller are entering into a Merger Agreement (as amended from time to time, the "Merger Agreement"; capitalized terms used but not otherwise defined herein have the meanings assigned in the Merger Agreement) pursuant to which Mergersub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly-owned subsidiary of CenterPoint (the "Merger").

     B. Each Member owns the number of shares of the Company's common stock, no par value per share ("Company Common Stock"), set forth opposite such Member's name and signature on the signature pages hereof (the "Shares").

     C. Each Member owns the equity interest and percentage of Seller's total outstanding equity interests set forth opposite such Member's name and signature on the signature pages hereof (each, an "Interest").

     D. Pursuant to the terms of the Merger Agreement, each of the Members will contribute the Shares held by such Member to Seller.

     E. As an inducement and a condition to entering into the Merger Agreement, CenterPoint has required that the Members agree, and the Members have agreed, to enter into this Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CenterPoint and the Members agree as follows:

     1. Provisions Concerning the Shares and the Interests. Each Member hereby agrees that during the period commencing on the Effective Date and continuing until the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock or the members of Seller, however called, or in connection with any written consent of the holders of Company Common Stock or the members of Seller, such Member shall vote (or cause to be voted) the Shares or Interest, as applicable, held of record or Beneficially Owned (as defined below) by such Member, whether heretofore owned or hereafter acquired, including without limitation by voting such Interest in favor of Seller voting its shares of capital stock of the Company, as follows: (i) in favor of approval of the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company, Seller or any Member under the Merger Agreement. Such Member shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 2 of this Agreement. For purposes of this Agreement, "Beneficially Own", "Beneficially Owned" or "Beneficial Ownership" (or any other derivative of such terms) with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act. Without limiting the covenants in this Section 1, in the event of a stock dividend or distribution, or any change in the Company's outstanding capital stock or the outstanding interests of Seller for any reason, including without limitation any split-up, recapitalization, combination, or exchange of equity interests, the terms "Shares" and "Interest" shall be deemed to refer to and include the Shares and Interest, as applicable, as well as all such shares of capital stock or other equity interests into which or for which any or all of the Shares or the Interest may be changed or exchanged.

     2. Other Covenants, Representations and Warranties. Each Member severally hereby represents and warrants to CenterPoint as follows:

          (a) Ownership of Shares and Interests. Such Member is the record and Beneficial Owner of the number of Shares and the Interest as set forth opposite such Member's name and signature on the signature pages hereof. Such Shares and Interest, together with the Shares and Interests set forth opposite each other Member's name and signature on the signature pages hereof, represent the requisite number of shares of the Company's capital stock and percentage of Seller's membership interests required to approve and/or cause Seller to approve the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any actions required in furtherance hereof and thereof, and otherwise to act and cause Seller and the Company to act as provided in Section 1 above. On the Effective Date, the number of Shares and the Interest set forth opposite such Member's name and signature on the signature pages hereof constitute all of the shares of the Company's capital stock and the entire membership interest in Seller owned of record or Beneficially Owned by such Member or as to which such Member has voting power by proxy, voting agreement, voting trust or other similar instrument. Such Member has sole voting power and sole power to issue instructions with respect to the matters set forth in
     Section 1 of this Agreement, sole power of disposition, sole power of conversion, sole power to demand dissenters' rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and the entire Interest as set forth opposite such Member's name and signature on the signature pages hereof.

          (b) Power; Binding Agreement. Such Member has the legal capacity, power and authority to enter into and perform all of such Member's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Member will not violate any other agreement to which such Member is a party including, without limitation, any voting agreement, stockholders agreement, operating agreements, voting trust, trust or similar agreement. This Agreement has been duly and validly executed and delivered by such Member and constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
     (ii) general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Member is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Member of the transactions contemplated hereby. If such Member is married and such Member's Shares and Interest constitutes community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Member's spouse, enforceable against such person in accordance with its terms.

          (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Member and the consummation by such Member of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Member, the consummation by such Member of the transactions contemplated by this Agreement or compliance by such Member with any of the provisions of this Agreement shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Member is a party or by which such Member or any of such Member's properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Member or any of such Member's Shares or Interests (other than to the extent any of the foregoing relates to regulating, licensing or permitting the practice of public accountancy).

          (d) Accredited Investor. Each of the Members identified as an "accredited investor" on the signature pages hereof, represents and warrants to Mergersub and CenterPoint that such Member (i) is an "1 accredited investor" as defined in Regulation D promulgated under the Securities Act, (ii) is able to bear the economic risk of an investment in the CenterPoint Common Stock acquired pursuant to the Merger Agreement and can afford to sustain a total loss of such investment, (iii) has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of the proposed investment in the CenterPoint Common Stock and (iv) has had an adequate opportunity to ask questions and receive answers from the officers of CenterPoint concerning all matters relating to the transactions contemplated herein and in the Merger Agreement including, without limitation, the background and experience of the current and proposed officers and directors of CenterPoint, and the plans for the business and operation of CenterPoint.

          (e) Restriction on Transfer, Proxies and Non-Interference. Such Member shall not, directly or indirectly: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Member's Shares or Interest or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of such Shares or part of such Interest into a voting trust or enter into a voting agreement with respect to any of such Shares or part of such Interest; or (iii) take any action that would make any representation or warranty of such Member contained herein untrue or incorrect or have the effect of preventing or disabling such Member from performing such Member's obligations under this Agreement.

          (f) Reliance by CenterPoint. Such Member understands and acknowledges that CenterPoint is entering into the Merger Agreement in reliance upon such Member's execution and delivery of this Agreement.

     3. Further Assurances. From time to time, at CenterPoint's request and without further consideration, each Member shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     4.   [Reserved]

     5. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares and the Interest shall terminate upon the earlier of (a) termination of the Merger Agreement in accordance with its terms or (b) the Effective Time.

     6.   Miscellaneous.

          (a) Entire Agreement. This Agreement and the Merger Agreement (including the documents and instruments referred to therein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

          (b) Certain Events. Each Member agrees that this Agreement and the obligations hereunder shall attach to such Member's Shares and Interest and shall be binding upon any person or entity to which legal or Beneficial Ownership of any such Shares or Interest shall pass, whether by operation of law or otherwise, including, without limitation, such Member's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares or Interest, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.

          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Members, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that any
                                                            --------  ----
     stockholder of the Company or member of Seller who agrees to be bound by the terms of this Agreement may become a signatory hereto without the agreement of any other party hereto, and thereafter such added stockholder or member shall be treated as a "Member" for all purposes of this Agreement.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized expedited delivery service providing proof of delivery or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

          If to a Member:     At the address set forth
                              opposite such Member's
                              name on the signature pages hereof

          with a copy to:

               Jensen Baird Gardner& Henry
               10 Free Street
               P.O. Box 4510
               Portland, Maine 04112
               Attn: Frank Frye

          If to CenterPoint or Mergersub, to:

               CenterPoint Advisors, Inc.
               225 West Washington Street
               16th Floor
               Chicago, Illinois  60606
               Attn:  Robert S. Basten
                      Scott H. Lang
          with a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Chicago, Illinois  60661-3693
               Attn:  Howard S. Lanznar, Esq.

          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Agreement in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any of such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maine, without giving effect to the principles of conflicts of law thereof.

          (k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT.

          (l)  [Reserved].

          (m) Counterparts. This Agreement may be executed in counterparts via facsimile or otherwise, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

          (n)  Recovery of Attorney's Fees.  In the event of any litigation
     between the   parties relating to this Agreement, the prevailing party
     shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the parties' claims.

                            *         *          *

       IN WITNESS WHEREOF, CenterPoint and the Members have caused this Agreement to be duly executed as of the Effective Date.

CENTERPOINT ADVISORS, INC.


By:  /S/ Robert S. Basten
     --------------------
     Robert S. Basten,
     Chief Executive Officer

                                                        PERCENTAGE
                                                        EQUITY AND       NUMBER OF
                                                     VOTING INTEREST    BENEFICIALLY
MEMBERS:                    "ACCREDITED"   ADDRESS    BENEFICIALLY         OWNED
                              (Yes/No)                    OWNED            SHARES
/S/ Edward G. Asherman,
--------------------------
Edward G. Asherman, Jr.          YES

/S/ J. Maurice L. Bisson
--------------------------
J. Maurice L. Bisson             YES

/S/ John M. Chandler
--------------------------
John M. Chandler                 YES

/S/ Richard A. Charpentier
--------------------------
Richard A. Charpentier           YES

/S/ Lee J. Chick
--------------------------
Lee J. Chick                     YES

/S/ Raymond L. Cunliffe
--------------------------
Raymond L. Cunliffe              YES

/S/ Richard R. Gosselin
--------------------------
Richard R. Gosselin              YES

/S/ Rodney F. Irish
--------------------------
Rodney F. Irish                  YES

/S/ John H. Jackson, Jr.
--------------------------
John H. Jackson, Jr.             YES

/S/ Francis P. Johnson
--------------------------
Francis P. Johnson               YES

/S/ Elliot D. Lerner
--------------------------
Elliot D. Lerner                 YES

/S/ James R. Maynard
--------------------------
James R. Maynard                 YES

/S/ Michael T. McNeil
--------------------------
Michael T. McNeil                YES





/S/ Harry E. Meyer
---------------------------
Harry E. Meyer                  YES

/S/ Lawrence E. Parker, Jr.
---------------------------
Lawrence E. Parker, Jr.         YES

/S/ Charles H. Roscoe
---------------------------
Charles H. Roscoe               YES

/S/ Drew E. Swenson
---------------------------
Drew E. Swenson                 YES

/S/ Christopher T. Tyson
---------------------------
Christopher T. Tyson            YES

/S/ Erick L. Worden
---------------------------
Erick L. Worden                 YES

/S/ John T. Gurley
---------------------------
John T. Gurley                  YES

/S/ Jancie D. Latulippe
---------------------------
Janice D. Latulippe             NO